EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the North Capital Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the North Capital Funds Trust for the year ended April 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the North Capital Funds Trust for the stated period.

/s/ James P. Dowd	/s/ Dan Watson
James P. Dowd Principal Executive Officer North Capital Funds Trust	Dan Watson Principal Financial Officer North Capital Funds Trust

Dated:	7/7/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by North Capital Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.